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Exhibit 10.5

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
BUSINESS LOAN AGREEMENT

        This Second Amendment to Third Amended and Restated Business Loan Agreement ("Amendment") is made as of April 1, 2001 by and between Bank of America, N.A. ("Bank") and TRM Corporation ("Borrower").

RECITALS

        A.    Borrower and Bank are parties to that Third Amended and Restated Business Loan Agreement dated as of July 21, 2000 (the "Agreement").

        B.    Borrower and Bank executed First Amendment to Third Amended and Restated Business Loan Agreement dated as of July 21, 2000 as amended by such First Amendment is referred to herein as the "Agreement."

        C.    Borrower has requested that Bank defer a portion of the agreed reduction in line of credit that otherwise would take place April 1, 2001. The portion of the reduction requested to be deferred is $2,850,000 (the "Deferred Reduction"), and the date to which Borrower requests such deferral is August 1, 2001.

        D.    Bank has agreed to the deferral requested upon the condition that the amendments to the Agreement and the other terms set forth below are agreed to. Borrower has agreed to such amendments and terms.

        THEREFORE, the parties agree as follows:

AGREEMENT

        1.    Definitions.    Capitalized terms used herein and not otherwise defined shall have the meaning given in the Agreement.

        2.    Release of Bank.    Borrower hereby releases Bank and it's officers, agents, successors and assigns from all claims of every nature known or unknown arising out of or related to the Agreement or line of credit provided for therein which now exists, or but for the passage of time, could be asserted, as of the date Borrower signs this Amendment.

        3.    Amendment to Section 1.1(a).    Section 1.1(a) of the Agreement is amended to read as follows:

          "(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is equal to the amount indicated for each period specified below:

Period	Amount
From April 1, 2001 through April 30, 2001	$28,225,000
From May 1, 2001 through May 31, 2001	$27,490,000
From June 1, 2001 through June 30, 2001	$26,815,000
From July 1, 2001 through July 31, 2001	$25,990,000
From August 1, 2001 through August 31, 2001	$22,540,000
From September 1, 2001 through September 30, 2001	$21,940,000
From October 2, 2001 through October 31, 2001	$21,240,000
From November 1, 2001 through November 30, 2001	$20,440,000
From December 1, 2001 through December 31, 2001	$19,640,000
After January 4, 2002	$-0- "

        4.    Change in Applicable Margin.    Section 1.5 of the Agreement is amended to read as follows:

          "1.5    Applicable Margin.    The Applicable Margin shall be the 1.00% for advances or Portions bearing interest based upon the Bank's Prime Rate and 3.50% for advances or Portions bearing interest based upon IBOR or LIBOR."

        5.    Amendment to Section 8.6(f).    Section 8.6(f) of the Agreement is amended to read as follows:

          "8.6(f) entering into a capital lease so long as the proceeds of such capital lease are used first to make principal payments to the Bank in the amount of the Deferred Reduction and then to pay the unpaid purchase price for Konica copy machines. Any principal payment to Bank under this provision shall also be a reduction in the Commitment in addition to each reduction scheduled prior to August 1, 2001 provided for in Section 1.1 (a).

        6.    No Further Amendment.    Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect, and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligations to pay or reimburse Bank on request for all reasonable expenses, including legal fees, actually incurred by Bank in connection with the preparation of this Amendment, any other amendment documents and the closing of the transactions contemplated hereby and thereby.

        7.    Miscellaneous.

          (a)    Entire Agreement.    This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

          (b)    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

          (c)    Governing Law.    This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

          (d)    Certain Agreements Not Enforceable.

          UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3,1989, CONCERNING LOANS AND

  OTHER CREDIT EXTENSIONS WHICIF ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

        This Agreement is executed as of the date stated at the top of the first page.

Bank of America, N.A		TRM Corporation
By:	/s/ JANET SLEEPER	By:	/s/ DANIEL L. SPALDING
Typed Name:	Janet Sleeper	Type Name:	Daniel L. Spalding
Title:	Senior Vice President	Title:	Senior Vice President & CFO
Address where notices to the Bank are to be sent:		Address for Notices:
Janet Sleeper Senior Vice President Bank of America, N.A. PO Box 34401 Seattle, WA 98124		5208 NE 122 Avenue Portland, OR 97230-1074

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  Exhibit 10.5
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED BUSINESS LOAN AGREEMENT